UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 12, 2018

Date of Report (Date of earliest event reported)

UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-25976	23-2802415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

30 S. 15th Street, Suite 1200, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 351-4600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2018, Joseph T. Drennan, a Class C Director of United Bancshares, Inc. (the “Corporation”) and current Chairman of the Corporation’s Audit/Compliance Committee, provided the Corporation with notice of his intention to retire effective immediately. Mr. Drennan’s decision to retire is solely due to personal reasons and did not result from a disagreement on any matter relating to the Corporation’s operations, policies or practices.

William B. Moore, the current Vice Chairman of the Corporation’s board of directors, was named as the Chairman of the Audit/Compliance Committee, effective March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCSHARES, INC.

Dated: March 15, 2018

	By:	/s/ Evelyn F. Smalls
	Name:	Evelyn F. Smalls
	Title:	President and Chief Executive Officer

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